                                   EXHIBIT 99

                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549




                                 Form 11-K


                  ANNUAL REPORT PURSUANT TO SECTION 15(d)


                                  OF THE


                      SECURITIES EXCHANGE ACT OF 1934



                  FOR THE FISCAL YEAR ENDED JUNE 30, 1995



               AGWAY INC. EMPLOYEES' THRIFT INVESTMENT PLAN
              ----------------------------------------------
                         (Full title of the Plan)


                                AGWAY INC.
       ------------------------------------------------------------
       (Name of Issuer of the securities held pursuant to the Plan)



                            333 BUTTERNUT DRIVE
                          DEWITT, NEW YORK 13214
            ----------------------------------------------------
            (Address of principal executive offices of the Plan
                     and the issuer of the securities)

               AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                  Report on Audited Financial Statements

                     for the year ended June 30, 1995
  -----------------------------------------------------------------------

               AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                          JUNE 30, 1995 AND 1994
  -----------------------------------------------------------------------




                                   INDEX
                                   -----

Independent Auditors' Report...............................................F-2


Financial Statements:

         Statements of Net Assets Available for Benefits
                  as of June 30, 1995 and 1994.............................F-3

         Statements of Changes in Net Assets Available for Benefits
                  for the years ended June 30, 1995 and 1994...............F-4

         Notes to Financial Statements.............................F-5 to F-15


Supplemental Schedules:

         Item 27a.  Schedule of Assets Held for Investment Purposes
                  as of June 30, 1995..........................S-1.1 and S-1.2

         Item 27d.  Schedule of Reportable Transactions
                  for the year ended June 30, 1995.............S-2.1 and S-2.2

(logo)
COOPERS                                            certified public accountants
& LYBRAND



                       INDEPENDENT AUDITORS' REPORT


To the Employee Benefit Plans
    Administration Committee,
    Agway, Inc.

We have audited the accompanying statements of net assets available for benefits of AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN (the "Plan") as of June 30, 1995 and 1994, and the related statements of changes in net assets available for benefits for the years ended June 30, 1995 and 1994. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of June 30, 1995 and 1994, and the changes in net assets available for benefits for the years ended June 30, 1995 and 1994, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the accompanying index are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                            /s/COOPERS & LYBRAND

Syracuse, New York
August 25, 1995

               AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

              STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                          June 30, 1995 and 1994
                                -----------

                          (Thousands of Dollars)


                  ASSETS
                                                       1995      1994
                                                     --------  --------

Mutual Common Stock, at fair value
    (cost: 1995 - $31,437; 1994 - $31,469)           $36,689   $30,193

Agway, Inc., Preferred Securities, at fair value
     (approximates cost)                              34,509    38,409

Agway Financial Corp., Subordinated
    Money Market Certificates, at fair value
    (approximates cost)                               15,961    14,969

Agway Financial Corp., Subordinated
    Debentures, at fair value  (approximates cost)     3,130     3,130

Temporary Investment Funds, at fair value
    (equals cost)                                      2,019       977

Mutual Bond Fund at fair value
    (cost: 1995 -  $1,235; 1994 - $959)                1,333       962

Loans to participants                                  1,239       796
                                                      -------   -------
         TOTAL INVESTMENTS                            94,880    89,436

Accrued income                                         2,003     2,097
                                                     -------   -------
 NET ASSETS AVAILABLE FOR BENEFITS                   $96,883   $91,533
                                                     =======   =======

            The accompanying notes are an integral part of the
                           financial statements.

               AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

        STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                for the years ended June 30, 1995 and 1994
                                -----------

                          (Thousands of Dollars)

                                                         1995        1994
                                                      ---------  ---------

Net appreciation (depreciation) in
    fair value of investments                         $  6,856   $   (180)
Interest income                                          1,660      1,414
Dividend income                                          3,467      3,270
                                                      --------   --------
                                                        11,983      4,504
                                                      --------   --------
Contributions:
    Participants                                         5,901      6,031
    Agway, Inc.                                            467      1,378
                                                      --------   --------
                                                         6,368      7,409
                                                      --------   --------
                                                        18,351     11,913
                                                      --------   --------
Deductions:
    Benefits payments to participants                   12,714      4,413
    Trustee fees, administrative and other expenses        287        365
                                                      --------   --------
                                                        13,001      4,778
                                                      --------   --------
          Net additions                                  5,350      7,135

Net assets available for benefits:
         Beginning of year                              91,533     84,398
                                                      --------   --------
         Net assets available for benefits:
                  End of year                         $ 96,883   $ 91,533
                                                      ========   ========



            The accompanying notes are an integral part of the
                           financial statements.

               AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                       NOTES TO FINANCIAL STATEMENTS
                                -----------

                          (Thousands of Dollars)

1.       DESCRIPTION OF THE PLAN
         The following brief description of the Agway, Inc. Employees' Thrift Investment Plan (the "Plan") is provided for general information purposes only. Participants should refer to the Plan agreement for more complete information.

         General
         The Plan is a defined contribution plan covering all full-time employees of Agway, Inc. (the "Sponsor") and part-time employees who have reached their first anniversary date (as defined in the Plan) and worked 1,000 hours. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

         Contributions
         Participants may elect to contribute "regular investments" of 2% to 6% of annual compensation (as defined in the Plan). These investments are made on a "pre-tax" basis or an "after-tax" basis or a combination totaling up to 6% of a participant's total compensation. Pre-tax regular investments are designed to take advantage of Section 401(k) of the Internal Revenue Code and are contributed to the Plan before being subject to federal income tax and most states' income tax. After-tax regular investments are contributed to the Plan after being subject to federal and state income taxes.

         Participants may invest an additional 1% to 9% of annual compensation as "additional investments" on a pre-tax basis (subject to IRS limitations) if the participant contributes the maximum 6% of regular investments. Amounts exceeding the limits established by the regulations will be made on an after-tax basis based on the election of the participant.

         Participants may also contribute amounts representing distributions from other qualified benefit or contribution plans.

         The Sponsor shall contribute an amount equal to at least 10%, but not more than 50%, of each participant's regular investment to the Plan. All employer contributions are invested in the Company Security Fund. The discretionary percentage of Sponsor contributions above 10% for each year of operation of the Plan shall be determined by the Board of Directors of the Sponsor. The Sponsor's contribution will be made each week at a rate of 10% of the participant's regular investment. Any amount of the Sponsor's contribution greater than 10% of the participant's regular investment as determined by the Board of Directors will be paid not later than the time prescribed by law for filing the Sponsor's federal income tax return for the applicable taxable year, including extensions for such filing.

               AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                       NOTES TO FINANCIAL STATEMENTS
                                -----------

                          (Thousands of Dollars)

1.       DESCRIPTION OF THE PLAN (CONTINUED)

         Contributions (continued)
         The Sponsor shall also contribute on behalf of each participant, if necessary, an amount such that the rate of return on current market value of that portion of the Company Security Fund not invested in the Sponsor's Money Market Certificates, will equal one-half percent less than the interest rate plus any declared "extra" paid on the Sponsor's member debentures. This contribution is made semi-annually to participants with amounts invested in the Company Security Fund.

         Participant Accounts
         Each participant's account is credited with the participant's contribution and allocations of (a) the Sponsor's contributions,
         (b) plan earnings, and (c) administrative expenses. Allocation of plan earnings is done on a monthly basis and is based on each fund's monthly earning percentage (fund earnings divided by fund market value) times the participant's accumulated investments and earnings in the fund. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

         Vesting
         Participants vest immediately in their contributions plus actual earnings thereon. Effective July 1, 1993, participants also vest immediately in that part of the Company Security Fund representing Sponsor contributions and earnings thereon.

         Investment Options
         The Plan provides for the following separate investment fund choices to participants: the Company Security Fund, Stock Fund, Bond Fund and Cash Fund. Upon enrollment in the Plan, a participant may direct employee contributions in 25 percent increments in any of the four funds. A participant may change investment options or elect to transfer employee contributions up to once a month. Sponsor contributions and earnings thereon may not be transferred from the Company Security Fund to other investment funds.

               AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                       NOTES TO FINANCIAL STATEMENTS
                                -----------

                          (Thousands of Dollars)

1.       DESCRIPTION OF THE PLAN (CONTINUED)

         Investment Options (continued)

         Company Security Fund
         It is explicitly provided and intended that the Company Security Fund be invested in qualified Agway, Inc. securities. However, if at any time when the Trustee has funds available for such investment and such prescribed securities are not available for purchase from the Sponsor, the Trustee is authorized to hold such funds in an interest bearing account, or to invest such funds in one or more securities of other corporations, as instructed by the Sponsor's Employee Benefit Plans Investment Committee ("EBPIC"), which are comparable to the prescribed securities of the Sponsor. Securities of Agway, Inc. will be purchased from the Sponsor at par value or principal amount, since the market value of such securities is maintained as such by the Sponsor as a result of its practice of repurchasing outstanding securities at par whenever holders thereof elect to tender them for redemption.

         Stock Fund
         The Stock Fund, including earnings thereon, shall be invested in any common stock(s), common stock fund(s), or any security convertible into common stock as EBPIC may deem advisable from time to time, but which shall not include shares of stock or other securities of the Sponsor or any of its subsidiaries or affiliates. The investment manager will make purchases of such securities in the open market at prices prevailing in such market on the day of purchase. Short-term obligations of the U.S. Government or other investments of a short-term nature may be purchased and held pending the selection and purchase of suitable securities. Substantially all of the Stock Fund investments were in the "Wells Fargo U. S. Equity Market Fund" at June 30, 1995 and 1994, respectively. As there is no market quotation available, fair value of the Stock Fund investments is based on the unit market value established by the investment manager. This unit value is calculated by dividing the net assets of the applicable Market Fund, stated at quoted market values, by the units outstanding.

               AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                       NOTES TO FINANCIAL STATEMENTS
                                -----------

                          (Thousands of Dollars)

1.       DESCRIPTION OF THE PLAN (CONTINUED)

         Investment Options (continued)
         Bond Fund
         The Bond Fund is invested primarily in bonds of U. S. Government and investment grade bonds of industrial, financial and utility corporations. "Investment Grade" is a term for securities of high quality that are rated BAA or better by Moody's Investor Service and BBB or better by Standard & Poor's Corporation. Substantially all of the Bond Fund investments were in the Wells Fargo "Government/Corporate Bond Index Fund" and Bankers Trust "Government Corporate Bond Index Fund" at June 30, 1995 and 1994, respectively. As there is no market quotation available, fair value of the Bond Fund investments is based on the unit market value established by the investment manager. This unit value is calculated by dividing the net assets of the Bond Index Fund, stated at quoted market value, by the units outstanding.

         Cash Fund
         The Cash Fund investment objective is to preserve capital and earn a competitive day-to-day interest rate. It invests in high quality, short-term money market instruments whose maturities normally will not exceed one year and are, on average, less than three months. Investments may be made in U. S. Treasury or agency obligations; obligations issued by financial, industrial, public utility, or other companies; bankers' acceptances, bank certificates of deposit or time deposits; commercial paper; and other similar obligations. The majority of investments of the Cash Fund were in the Wells Fargo "Money Market Fund" and Bankers Trust Company's "Discretionary Cash Fund" at June 30, 1995 and 1994, respectively.

         Loan Fund
         The Plan also includes various terms and conditions under which a participating employee can make loans from the Plan. Participants may borrow up to 50% of their vested account balance. Participant loans must be no less than $500 and no greater than $50,000. Loan transactions are treated as a transfer to (from) the investment fund from (to) the participant notes fund. Loan terms range from 1 to 5 years or up to 20 years for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a rate of 1 percent over prime. Interest rates on loans outstanding at June 30, 1995 range from 7 to 10 percent. Principal and interest are paid ratably through payroll deductions.

               AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                       NOTES TO FINANCIAL STATEMENTS
                                -----------

                          (Thousands of Dollars)


1.       DESCRIPTION OF THE PLAN (CONTINUED)

         Payment of Benefits
         On termination of service due to death, disability or retirement, a participant may elect to receive either a lump-sum amount equal to the value of the participant's vested interest in his or her account, or annual installments over periods ranging from 5 to 20 years. For termination of service due to other reasons, a participant may receive the value of the vested interest in his or her account as a lump-sum distribution.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         The financial statements of the Plan are prepared under the accrual basis of accounting in conformity with generally accepted accounting principles. The accounting principles and practices which affect the more significant elements of the financial statements are:

         Investment Valuation
         Agway, Inc. preferred stock and debt securities are valued at par, which approximates fair value, since it has been the Sponsor's practice to repurchase outstanding securities at par when redeemed. All other Plan investments are held in bank commingled trust funds, shares of which are valued at the net asset value of shares held by the Plan at year-end as determined by the investment manager. Purchases and sales of securities are recorded on a trade-date basis. Participant loans are valued at cost, which approximates fair value.

         Income Recognition
         Interest income from investments is recognized as earned. Dividends are recorded on the ex-dividend date. Gain or loss on sale of securities is based on average cost. The Plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

         Trustee Fees, Administrative and Other Expenses
         Trustee fees, administrative expenses and all other expenses are recognized on the accrual basis. The Plan incurred approximately $221 in 1995 and $87 in 1994 in administrative expenses paid to the Sponsor during the year.

               AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                       NOTES TO FINANCIAL STATEMENTS
                                -----------

                          (Thousands of Dollars)


3.       INVESTMENTS
         The Plan's investments are held by a bank-administered trust fund. The following table presents the fair value of investments as determined by estimated market price. Investments that represent 5 percent or more of the Plan's net assets are separately identified.

         INVESTMENTS AT ESTIMATED FAIR VALUE
                                                          1995     1994
                                                        -------   -------
         Wells Fargo U. S. Equity Market Fund           $36,689   $30,193
         Agway, Inc., Preferred Securities:
             6% cumulative preferred stock - Series A     4,595     8,495
             8% cumulative preferred stock - Series B    18,442    18,442
             7% cumulative preferred stock - Series C    11,472    11,472
                                                        -------   -------
                                                         34,509    38,409

         Agway Financial Corp., Subordinated
             Money Market Certificates                   15,961    14,969
         Agway Financial Corp., Subordinated
             Debenture Certificates                       3,130     3,130
         Temporary Investments                            2,019       977
         Mutual Bond Fund                                 1,333       962
         Loans to Participants                            1,239       796
                                                        -------   -------
TOTAL INVESTMENTS AT FAIR VALUE                         $94,880   $89,436
                                                        =======   =======

         During 1995 and 1994, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated (depreciated) in value for the fiscal year ended June 30 as follows:
                                                 1995     1994
                                                ------   ------
    NET (DEPRECIATION) APPRECIATION
    AT ESTIMATED FAIR VALUES

    Wells Fargo U. S. Equity Market Fund
    Equity Market Fund                          $6,724   $ (164)

    Mutual Bond Fund                               132      (16)
                                                ------   ------
Total                                           $6,856   $ (180)
                                                ======   ======
                                         F-10

               AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                       NOTES TO FINANCIAL STATEMENTS
                                -----------

                          (Thousands of Dollars)

4.       PLAN TRUSTEE
         The cash and investments of the Plan are held by Boston Safe Deposit and Trust Company (the "Trustee") under a trust agreement dated April 1, 1995. In general, the duties of the Trustee include: (1) holding assets and collecting income therefrom; (2) investing the assets of the Plan as directed by EBPIC or the appointed investment manager; (3) selling or exchanging the assets of the Plan; and (4) paying benefits to participants in the Plan on the written order of the Employee Benefit Plans Administrative Committee ("EBPAC"), which is appointed by the Board of Directors of the Sponsor. The investment of assets in the Stock Fund, Bond Fund and Cash Fund are directed by an investment manager, Wells Fargo Institutional Trust Company, San Francisco, California.

5.       PLAN TERMINATION
         The Sponsor may amend or terminate the Plan. Although the Sponsor has not expressed any intent to do so, in the event the Plan is terminated or employer contributions are discontinued, all of the assets of the Plan shall be used for the benefit of participants and beneficiaries under the Plan and the interest of each participant in employer contributions and earnings thereon included in the Company Security Fund shall vest immediately.

6.       FEDERAL INCOME TAX STATUS
         A favorable determination letter dated July 25, 1985, was issued by the Internal Revenue Service on behalf of the Plan which stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. Accordingly, no provision for income taxes has been included in the Plan's financial statements.

         The Plan has been amended since receiving the determination letter. In 1995, the plan administrator filed for a favorable determination letter from the Internal Revenue Service regarding the amended and restated plan. The plan administrator and the Plan's tax counsel believe that the Plan is designed and currently being operated in compliance with the applicable requirements of the IRC.

               AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                       NOTES TO FINANCIAL STATEMENTS
                                -----------

                          (Thousands of Dollars)

7.   ALLOCATION OF PLAN ASSETS AND LIABILITIES TO INVESTMENT PROGRAMS


                               June 30, 1995
                               -------------

                        Company
                       Security   Stock     Bond      Cash       Loan
           ASSETS        Fund     Fund      Fund      Fund       Fund    TOTAL
           ------       -------   -------   -------   ------    ------  -------

Securities of Agway,    $53,600                                         $53,600
Inc.

Common stock                      $36,689                                36,689

Mutual Bond Fund                            $ 1,333                       1,333

Loans to participants                                           $ 1,239   1,239

Temporary investment
    funds                   313       292        10   $ 1,404             2,019

Accrued income            2,000         2         0         1             2,003
                        -------   -------   -------   -------   ------- -------
                        $55,913   $36,983   $ 1,343   $ 1,405   $ 1,239 $96,883
                        =======   =======   =======   =======   ======= =======
NET ASSETS
AVAILABLE
    FOR BENEFITS        $55,913   $36,983   $ 1,343   $ 1,405   $ 1,239 $96,883
                        =======   =======   =======   =======   ======= =======

               AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                       NOTES TO FINANCIAL STATEMENTS
                                -----------

                          (Thousands of Dollars)

7. ALLOCATION OF PLAN ASSETS AND LIABILITIES TO INVESTMENT PROGRAMS (CONTINUED)


                               June 30, 1994
                               -------------

                        Company
                       Security   Stock     Bond      Cash       Loan
           ASSETS        Fund     Fund      Fund      Fund       Fund    TOTAL
           ------       -------   -------   -------   ------    ------  -------

Securities of Agway,    $56,508                                         $56,508
Inc.

Common stock                      $30,193                                30,193

Mutual Bond Fund                            $962                            962

Loans to participants                                           $796        796

Temporary investment
    funds                   263       332             $382                  977


Accrued income            2,096                          1                2,097
                        -------   -------   -------   -------   ------- -------
                        $58,867   $30,525   $962      $383      $796    $91,533
                        =======   =======   =======   =======   ======= =======
NET ASSETS
AVAILABLE
    FOR BENEFITS        $58,867   $30,525   $962      $383      $796    $91,533
                        =======   =======   =======   =======   ======= =======

               AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                       NOTES TO FINANCIAL STATEMENTS
                                -----------

                          (Thousands of Dollars)

7.  ALLOCATION OF PLAN ASSETS AND LIABILITIES TO INVESTMENT PROGRAMS (CONTINUED)


                                           June 30, 1995
                                           -------------
                                            Company
                                            Security      Stock      Bond       Cash        Loan
             ASSETS                          Fund         Fund       Fund       Fund        Fund      TOTAL
           ---------                        --------    --------   --------   --------    --------   -------


Additions to net
     assets attributed to:
        Net appreciation in fair
           value of investments                         $  6,724   $    132                          $  6,856
        Interest                            $  1,514          21          1   $     61    $     63      1,660
        Dividends                              2,640         827                                        3,467
                                            --------    --------   --------   --------    --------   -------
                                               4,154       7,572        133         61          63     11,983
                                            --------    --------   --------   --------    --------   -------

Contributions:
    Participants                               2,719       2,793        265        124           0      5,901
    Agway, Inc.                                  467                                                      467
                                            --------    --------   --------   --------    --------   -------
                                               3,186       2,793        265        124                  6,368
                                            --------    --------   --------   --------    --------   -------
        Total additions                        7,340      10,365        398        185          63     18,351
                                            --------    --------   --------   --------    --------   -------

Deductions from net assets attributed to:
        Participants                           7,688       4,675         81        270                 12,714
        Administrative expenses                  179         103          3          2                    287
                                            --------    --------   --------   --------    --------   -------

        Total deductions                       7,867       4,778         84        272                 13,001
                                            --------    --------   --------   --------    --------   -------

        Net increase (decrease)
            before interfund
             transfers                          (527)      5,587        314        (87)         63      5,350

Transfers from ( to) other funds              (2,427)        871         67      1,109         380          0


Net assets available for
     benefits,
         beginning of year                    58,867      30,525        962        383         796     91,533
                                            --------    --------   --------   --------    --------   -------
      Net assets available
            for benefits,
            end of year                     $ 55,913    $ 36,983   $  1,343   $  1,405    $  1,239   $ 96,883
                                            ========    ========   ========   ========    ========   ========

               AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                       NOTES TO FINANCIAL STATEMENTS
                                -----------

                          (Thousands of Dollars)

7. ALLOCATION OF PLAN ASSETS AND LIABILITIES TO INVESTMENT PROGRAMS (CONTINUED)


                                                   June 30, 1994
                                                   -------------
                                            Company
                                            Security      Stock      Bond          Cash        Loan
             ASSETS                          Fund         Fund       Fund          Fund        Fund       TOTAL
           ---------                        --------    --------   --------        --------    --------   -------

Additions to net
     assets attributed to:
        Net (depreciation)
           appreciation in fair
           value of investments                         $   (163)   $    (17)                             $   (180)
     Interest                               $  1,378          24                   $  12                     1,414
     Dividends                                 2,788         482                                             3,270
                                            --------    --------    --------       -----       -------    --------
                                               4,166         343         (17)         12                     4,504
                                            --------    --------    --------       -----       -------    --------
Contributions:
    Participants                               2,841       2,839         275          76                     6,031
    Agway, Inc.                                1,378                                                         1,378
                                            --------    --------    --------       -----       -------    --------
                                               4,219       2,839         275          76                     7,409
                                            --------    --------    --------       -----       -------    --------
        Total  additions                       8,385       3,182         258          88                    11,913
                                            --------    --------    --------       -----       -------    --------
Deductions from net assets attributed to:
        Participants                           2,954       1,345          84          30                     4,413
        Administrative expenses                  233         125           5           2                       365
                                            --------    --------    --------       -----       -------    --------

        Total deductions                       3,187       1,470          89          32                     4,778
                                            --------    --------    --------       -----       -------    --------
        Net increase (decrease)
            before interfund
             transfers                         5,198       1,712         169          56                     7,135

Transfers from (to) other funds                 (865)        177        (183)         75       $    796          0


Net assets available for
     benefits,
         beginning of year                    54,534      28,636         976         252                    84,398
                                            --------    --------    --------       -----       -------    --------


        Net assets available
            for benefits,
          end of year                       $ 58,867    $ 30,525    $    962    $    383       $    796   $ 91,533
                                            ========    ========    ========    ========       ========   ========

           ITEM 27a. SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                 AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN
                              as of June 30, 1995
                             (Thousands of Dollars)


         Col. A                  Col. B             Col. C         Col. D        Col. E
         ------                  ------             ------         ------        ------
                             Balance Held at
                             Close of Period
                            (Number of Shares                    Market Value   Proceeds
  Name of Issuer           or Principal Amount     Cost of     of Each Item at     of
and Title of Issue         of Bonds and Notes)    Each Item    Close of Period  Disposition
------------------         -------------------    ---------    ---------------  -----------

Company Security Fund:
  AGWAY, INC.:
    6% cumulative preferred
     stock - Series A                4,595,000   $    4,595   $    4,595
    8% cumulative preferred
     stock - Series B               18,442,000       18,442       18,442
    7% cumulative preferred
     stock - Series C               11,472,000       11,472       11,472
  AGWAY FINANCIAL CORP.:
    7% subordinated money
     market certificates,
     due October 31, 1995            1,857,457        1,857        1,857
    8% subordinated money
     market certificates,
     due October 31, 1995            1,975,628        1,976        1,976
    5-1/2% subordinated money
     market certificates,
     due October 31, 1996            2,536,213        2,536        2,536
    7-1/2% subordinated money
     market certificates,
     due October 31, 1997            1,686,846        1,687        1,687
    7-3/4% subordinated money
     market certificates,
     due October 31, 1997                                                        1,337
    6-1/2% subordinated money
     market certificates,
     due October 31, 1998                                                        1,604
    8-1/2% subordinated money
     market certificates,
     due October 31, 1998              653,493          654          654
    8% subordinated debentures,
     due July 1, 1999                1,130,000        1,130        1,130
    7-1/2% subordinated money
     market certificates,
     due October 31, 1999            1,109,136        1,109        1,109
    9% restricted debenture fund,
     due October 31, 2000            2,273,945        2,274        2,274



                                   Continued
                                     S-1.1

                 AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN
                              as of June 30, 1995
                             (Thousands of Dollars)


         Col. A                                Col. B           Col. C         Col. D        Col. E
         ------                                ------           ------         ------        ------
                                           Balance Held at
                                           Close of Period
                                          (Number of Shares                   Market Value   Proceeds
  Name of Issuer                         or Principal Amount    Cost of    of Each Item at     of
and Title of Issue                       of Bonds and Notes)   Each Item   Close of Period  Disposition
------------------                       -------------------   ---------   ---------------  -----------

Company Security Fund:  (Continued)
    Agway Financial Corp.:  (Continued)
        8-1/2% subordinated money
         market certificates,
         due October 31, 2001                     2,606,153   $    2,606   $    2,606
       7-1/2% subordinated debentures,
         due July 1, 2003                         2,000,000        2,000        2,000
        8% subordinated money
         market certificates,
         due October 31, 2005                     1,261,979        1,262        1,262
                                                              ----------   ----------
                Total Company securities                          53,600       53,600
    Temporary Investment Fund                       312,900          313          313
                                                              ----------   ----------
         Total Company Security Fund                              53,913       53,913
                                                              ----------   ----------
Stock Fund:
    Wells Fargo U.S.Equity Market Fund            1,295,399       31,437       36,689
    Temporary Investment Fund                       293,600          294          294
                                                              ----------   ----------
         Total Stock Fund                                         31,731       36,983
                                                              ----------   ----------
Bond Fund:
    Wells Fargo Government/Corporate
        Bond Index Fund                             114,294        1,235        1,333
    Temporary Investment Fund                         9,958           10           10
                                                              ----------   ----------
         Total Bond Fund                                           1,245        1,343
                                                              ----------   ----------
Cash Fund:
   Wells Fargo Money Market Fund                  1,397,828        1,398        1,398
    Temporary Investment Fund                         4,640            4            4
                                                              ----------   ----------
         Total Cash Fund                                           1,402        1,402
                                                              ----------   ----------
Loan Fund:
    Participant Notes                                              1,239        1,239
                                                              ----------   ----------
         Total Loan Fund                                           1,239        1,239
                                                              ----------   ----------
         TOTAL INVESTMENTS                                    $   89,530   $   94,880
                                                              ==========   ==========






                                     S-1.2

                 ITEM 27d. SCHEDULE OF REPORTABLE TRANSACTIONS
                 AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN
                        for the year ended June 30, 1995

                                                                                       Current Value
                                                                                       of Investment
                                                       Purchase          Selling      on Transaction         Net
                                                        Price             Price            Date          Gain(Loss)
                                                    -------------     -----------     --------------     ----------
SINGLE SECURITY TRANSACTIONS IN
    EXCESS OF 5% OF MARKET VALUE
TRANSFERS TO NEW TRUSTEES:

Agway, Inc. Preferred Series B 8%                   $  18,442,000                     $   18,442,000              0
Agway, Inc. Preferred Series C 7%                      11,472,000                         11,472,000              0
Agway, Inc. Preferred Series A 6%                       8,495,000                          8,495,000              0
Wells Fargo U. S. Equity Market Fund                   31,760,344                         31,760,344              0

Agway, Inc. Preferred Series B 8%                                      18,442,000         18,442,000              0
Agway, Inc. Preferred Series C 7%                                      11,472,000         11,472,000              0
Agway, Inc. Preferred Series A 6%                                       8,495,000          8,495,000              0
Wells Fargo U. S. Equity Market Fund                                   31,760,344         31,760,344              0

Agway, Inc. Preferred Series B 8%                      18,442,000                         18,442,000              0
Agway, Inc. Preferred Series C 7%                      11,472,000                         11,472,000              0
Agway, Inc. Preferred Series A 6%                       5,345,000                          5,345,000              0
Wells Fargo U. S. Equity Market Fund                   33,165,875                         33,165,875              0

Agway, Inc. Preferred Series B 8%                                      18,442,000         18,442,000              0
Agway, Inc. Preferred Series C 7%                                      11,472,000         11,472,000              0
Agway, Inc. Prefererd Series A 6%                                       5,345,000          5,345,000              0
Wells Fargo U. S. Equity Market Fund                                   33,165,875         33,165,875              0




                                     S-2.1

                 ITEM 27d. SCHEDULE OF REPORTABLE TRANSACTIONS
           AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN (continued)
                        for the year ended June 30, 1995

                                                                                       Current Value
                                                                                       of Investment
                                                       Purchase          Selling      on Transaction         Net
                                                        Price             Price            Date          Gain(Loss)
                                                    -------------     -----------     --------------     ----------


SERIES OF SECURITY TRANSACTIONS
    IN EXCESS OF 5% OF MARKET VALUE
Agway, Inc. Preferred Series B 8%                   $  36,884,000                     $ 36,884,000              0
Agway, Inc. Preferred Series C 7%                      22,944,000                       22,944,000              0
Agway, Inc. Preferred Series A 6%                      13,840,000                       13,840,000              0
Wells Fargo U. S. Equity Market Fund                   66,922,439                       66,922,439              0
U. S. Trust Co. Pooled Trust
    Short-Term Fixed Income Fund                        9,374,248                        9,374,248              0
Fidelity Money Market Trust                             6,232,183                        6,232,183              0
    Domestic Money Market Portfolio
Wells Fargo Bank Money Market Fund                      4,857,484                        4,857,484              0
TBC INC Pooled Employee Fund                            6,838,641                        6,838,641              0

Agway, Inc. Preferred Series B 8%                                       36,884,000      36,884,000              0
Agway, Inc. Preferred Series C 7%                                       22,944,000      22,944,000              0
Agway, Inc. Preferred Series A 6%                                       16,990,000      16,990,000              0
Wells Fargo U. S. Equity Market Fund                                    67,346,042      67,346,042        196,068
U. S. Trust Co. Pooled Trust
    Short-Term Fixed Income Fund                                        9,369,863        9,369,863              0
Fidelity Money Market Trust                                             6,232,183        6,232,183              0
    Domestic Money Market Portfolio
Wells Fargo Bank Money Market Fund                                      3,464,379        3,464,379              0
TBC INC Pooled Employee Fund                                            6,217,501        6,217,501              0









                                     S-2.2